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                                                                EXHIBIT 23(h)(2)


                     SHAREHOLDER SERVICE PLAN AND AGREEMENT
                        CAUSEWAY CAPITAL MANAGEMENT TRUST


      Causeway Capital Management Trust (the "Trust") is an open-end investment company registered under the Investment Company Act of 1940, as amended, and which may consist of one or more separately managed portfolios (the "Portfolios"). The Trust desires to retain SEI Investment Distribution Co. (the "Distributor"), a Pennsylvania corporation, to itself provide or to compensate service providers who themselves provide, the services described herein to clients (the "Clients") who from time to time beneficially own shares ("Shares") of any Portfolio of the Trust. The Distributor is willing to itself provide or to compensate service providers for providing, such shareholder services in accordance with the terms and conditions of this Agreement.

SECTION 1. The Distributor will provide, or will enter into written agreements in substantially the form attached hereto as Attachment A with service providers pursuant to which the service providers will provide, one or more of the following shareholder services to Clients who may from time to time beneficially own Shares:

            (i) maintaining accounts relating to Clients that invest in Shares;

            (ii) providing information periodically to Clients showing their positions in Shares;

            (iii) arranging for bank wires;

            (iv) responding to Client inquiries relating to the services performed by the Distributor or any service provider;

            (v) responding to inquiries from Clients concerning their investments in Shares;

            (vi) forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Clients;

            (vii) processing purchase, exchange and redemption requests from Clients and placing such orders with the Trust or its service providers;

            (viii) assisting Clients in changing dividend options, account designations, and addresses;

            (ix) providing subaccounting with respect to Shares beneficially owned by Clients;

            (x) processing dividend payments from the Trust on behalf of Clients; and

            (xi) providing such other similar services as the Trust may reasonably request to the extent that the Distributor or the service provider is permitted to do so under applicable laws or regulations.
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SECTION 2. The Distributor will provide all office space and equipment, telephone facilities and personnel (which may be part of the space, equipment and facilities currently used in the Distributor's business, or any personnel employed by the Distributor) as may be reasonably necessary or beneficial in order to fulfill its responsibilities under this Agreement.

SECTION 3. Neither the Distributor nor any of its officers, employees, or agents is authorized to make any representations concerning the Trust or the Shares except those contained in the Trust's then-current Prospectus or Statement of Additional Information for the Shares, copies of which will be supplied to the Distributor, or in supplemental sales literature or advertising as may be authorized in writing.

SECTION 4. For purposes of this Agreement, the Distributor and each service provider will be deemed to be independent contractors, and will have no authority to act as agent for the Trust in any matter or in any respect. By its written acceptance of this Agreement, the Distributor agrees to and does release, indemnify, and hold the Trust harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions, or inactions of or by the Distributor or its officers, employees, or agents regarding the Distributor's responsibilities under this Agreement, the provision of the aforementioned services to Clients by the Distributor or any service provider, or the purchase, redemption, transfer, or registration of Shares (or orders relating to the same) by or on behalf of Clients. The Distributor and its officers and employees will, upon request, be available during normal business hours to consult with representatives of the Trust or its designees concerning the performance of the Distributor's responsibilities under this Agreement.

SECTION 5. In consideration of the services and facilities to be provided by the Distributor or any service provider, each Portfolio will pay to the Distributor a fee, as agreed from time to time, at an annual rate of up to .25% (twenty-five basis points) of the average net asset value of Shares of each Portfolio, which fee will be computed daily and paid monthly. The Trust may, in its discretion and without notice, suspend or withdraw the sale of any Portfolio to any service provider for the account of any Client or Clients. The Distributor may waive all or any portion of its fee from time to time.

SECTION 6. The Trust may enter into other similar servicing agreements with any other person or persons without the Distributor's consent.

SECTION 7. By its written acceptance of this Agreement, the Distributor represents, warrants, and agrees that the services provided by the Distributor under this Agreement will in no event be primarily intended to result in the sale of Shares.

SECTION 8. This Agreement will become effective as of the date set forth below and shall continue until terminated by either party. This Agreement is terminable with respect to the Shares of any Portfolio, without penalty, at any time by the Trust or by the Distributor upon written notice to the Trust.

SECTION 9. All notices and other communications to either the Trust or to the Distributor will be duly given if mailed, telegraphed, faxed, or transmitted by similar communications device to the appropriate address stated herein, or to such other address as either party may provide to the other.


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SECTION 10. This Agreement will be construed in accordance with the laws of the
Commonwealth of Pennsylvania and may not be "assigned" by either party thereto as that term is defined in the Investment Company Act of 1940.

By their signatures, the Trust and the Distributor agree to the terms of this Agreement effective as of September 20, 2001.


CAUSEWAY CAPITAL MANAGEMENT TRUST

By:      /s/ Turner Swan

Title:   President; Secretary

Address: 11111 Santa Monica Blvd.
         Suite 1550
         Los Angeles, CA 90025


SEI INVESTMENTS DISTRIBUTION CO.

By:        /s/ William E. Zitelli

Title:     Vice President

Address:  One Freedom Valley Drive
          Oaks, PA 19456



                                     - 3 -
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                                                                    ATTACHMENT A

                     SHAREHOLDER SERVICE PROVIDER AGREEMENT
                        CAUSEWAY CAPITAL MANAGEMENT TRUST


      SEI Investments Distribution Co. (the "Distributor") is the distributor for Causeway Capital Management Trust (the "Trust"), an open-end investment company registered under the Investment Company Act of 1940, as amended, and which may consist of one or more separately managed portfolios (the "Portfolios"). Pursuant to a Shareholder Service Plan and Agreement between the Trust and the Distributor, the Distributor is authorized to retain _________________, a _______________ (the "Service Provider") to provide the shareholder services described in Section 1 to clients of the Service Provider (the "Clients") who from time to time beneficially own shares (the "Shares") of any Portfolio. The Service Provider is willing to provide such services in accordance with the terms and conditions of this Agreement.

SECTION 1. The Service Provider agrees to provide one or more of the following shareholder services to Clients who from time to time beneficially own shares:

            (i) maintaining accounts relating to Clients that invest in Shares;

            (ii) providing information periodically to Clients showing their positions in Shares;

            (iii) arranging for bank wires;

            (iv) responding to Client inquiries relating to the services performed by the Service Provider;

            (v) responding to inquiries from Clients concerning their investments in Shares;

            (vi) forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Clients;

            (vii) processing purchase, exchange and redemption requests from Clients and placing such orders with the Trust or its service providers;

            (viii) assisting Clients in changing dividend options, account designations, and addresses;

            (ix) providing subaccounting with respect to Shares beneficially owned by Clients;

            (x) processing dividend payments from the Trust on behalf of the Clients; and

            (xi) providing such other similar services as the Trust may, through the Distributor, reasonably request to the extent that the Service Provider is permitted to do so under applicable laws or regulations.


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SECTION 2. The Service Provider will provide all office space and equipment, telephone facilities and personnel (which may be part of the space, equipment and facilities currently used in the Service Provider's business, or any personnel employed by the Service Provider) as may be reasonably necessary or beneficial in order to provide the aforementioned services and assistance to Clients.

SECTION 3. Neither the Service Provider nor any of its officers, employees, or agents are authorized to make any representations concerning the Trust or the Shares except those contained in the Trust's then-current Prospectus or Statement of Additional Information for the Shares, copies of which will be supplied to the Service provider, or in such supplemental literature or advertising as may be authorized in writing.

SECTION 4. For purposes of this Agreement, the Service Provider will be deemed to be an independent contractor, and will have no authority to act as agent for the Distributor or the Trust in any matter or in any respect. By its written acceptance of this Agreement, the Service Provider agrees to and does release, indemnify, and hold the Distributor and the Trust harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions, or inactions of or by the Service Provider or its officers, employees, or agents regarding the Service Provider's responsibilities hereunder or the purchase, redemption, transfer, or registration of Shares (or orders relating to the same) by or on behalf of Clients. The Service Provider and its officers and employees will, upon request, be available during normal business hours to consult with representatives of the Distributor or the Trust or their designees concerning the performance of the Service Provider's responsibilities under this Agreement.

SECTION 5. In consideration of the services and facilities provided by the Service Provider hereunder, the Distributor will pay to the Service Provider, and the Service Provider will accept as full payment therefor, a fee, at an annual rate of .25% (twenty-five basis points) of the average daily net asset value of Shares of each Portfolio owned by all Clients of the Service Provider with whom the Service Provider has a servicing relationship (the "Clients' Shares"), which fee will be computed and paid in accordance with the shareholder service plan adopted by the Trust. You acknowledge any compensation to be paid to you by the Distributor shall be paid from the shareholder service plan adopted by the Trust and that to the extent the Distributor waives any payments to it from any such plan the amounts payable to you will also be reduced.

SECTION 6. The Trust or the Distributor may enter into other similar servicing agreements with any other person or persons without the Service Provider's consent.

SECTION 7. By its written acceptance of this Agreement, the Service Provider represents, warrants, and agrees that: (i) the Service Provider will disclose to its Clients the compensation payable to it in connection with the investment of such Clients' assets in Shares, such compensation will be authorized by its Clients, and such compensation will not be excessive; (ii) the services provided by the Service Provider under this Agreement will in no event be primarily intended to result in the sale of Shares; and (iii) if an issue pertaining to this Agreement is submitted for shareholder approval, the Service Provider will vote any Shares held for its own account in the same proportion as the vote of those Shares held for its Clients' accounts.

SECTION 8. This Agreement will become effective as of the date set forth below and shall continue until terminated by either party. This Agreement is terminable with respect to the Shares of any Portfolio, without penalty, at any time by the Distributor or by the Service Provider upon written notice to the Distributor.


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SECTION 9. All notices and other communications to either the Distributor or to the Service Provider will be duly given if mailed, telegraphed, faxed, or transmitted by similar communications device to the appropriate address stated herein, or to such other address as either party may provide to the other.


SECTION 10. We may modify this agreement at any time by written notice to you. The first order placed by you subsequent to the giving of such notice shall be deemed as your acceptance of such modification.

SECTION 11. This Agreement will be construed in accordance with the laws of the Commonwealth of Pennsylvania and may not be "assigned" by either party thereto as that term is defined in the Investment Company Act of 1940.

By their signatures, the Distributor and the Service Provider agree to the terms of this Agreement.


SEI INVESTMENTS DISTRIBUTION CO.

By:                                           Date: ________________

Title:



__________________________
(Service Provider)

By:                                           Date: ________________

Title:


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